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                                                                   EXHIBIT 99.8


        Amendment Number One, dated as of March 12, 1996 ("Amendment") to the
                                                           ---------
Registration Rights Agreement dated as of August 2, 1990 and as amended hereby (the "Agreement"), between Banner Aerospace, Inc., a Delaware corporation
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(the "Company") and Banner Aerospace Holding Company II, Inc., a Delaware
      -------
corporation ("Banner").  Capitalized terms used and not otherwise defined
              ------
herein shall have the meanings assigned to them in the Agreement.


        WHEREAS, The Fairchild Corporation, a Delaware corporation ("Fairchild"), as a Permitted Transferee and assignee of Banner has been
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assigned Banner's registration rights pursuant to the Agreement with respect to shares of Common Stock of the Company currently owned by Fairchild;


        WHEREAS, Fairchild has assigned and delivered all of the issued and outstanding capital stock of its indirect wholly-owned subsidiary, Harco Inc., to the Company solely in exchange for additional shares of the Common Stock of the Company in accordance with the Stock Exchange Agreement, dated February 22, 1996, by and between Fairchild and the Company (the "Stock Exchange Agreement");
                                                     ------------------------
and


       WHEREAS, in order to induce Fairchild to enter into the Stock Exchange Agreement, and as a condition precedent to closing of the transactions thereunder, the Stock Exchange Agreement requires that the Company enter into this Amendment; and

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        (a)  Section 1.1 shall be further amended as follows:

        "Holder" shall be amended by deleting the definition thereof and replacing it with the following:

                "Holder" shall mean Fairchild and
        any subsidiary of Fairchild or any Permitted
        Transferee."


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                                      -2-


        (b) Section 1.2 shall be amended by deleting the text thereof in its entirety and replacing it with the following:

        "1:2  Permitted Transferees.  The rights of the  Holder of
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   Registrable Securities hereunder may be assigned to a transferee or assignee
   (a "Permitted Transferee") in connection with any transfer or assignment of
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   Registrable Common Stock by Holder thereof, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned under and (b) the transferee acquires a number of Registrable Common Stock not less than 20% of the then outstanding Common Stock; provided, however,
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   that in any event, Fairchild may assign its rights hereunder to a subsidiary of Fairchild. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns."

        (c) Section 1.3 shall be amended by deleting the text thereof in its entirety and replacing it with the following:

        "1.3  Registrable Common Stock.  "Registrable Common Stock" means
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   all Common Stock of the Company owned by the Holder including, without limitation, the Common Stock received by the Holder pursuant to the Stock Exchange Agreement until such time as the Common Stock ceases to be registrable as provided in Section 2.2 of this Agreement."


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        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                                THE FAIRCHILD CORPORATION


                                                By: /s/ John Flynn
                                                   ------------------------
                                                   Name:  John Flynn
                                                   Title:


                                                BANNER AEROSPACE, INC.



                                                By: /s/ Warren Persavich
                                                   ------------------------
                                                   Name:  Warren Persavich
                                                   Title: Sr. Vice President